Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	NR16-37

ILLINOIS POWER GENERATING COMPANY RESTRUCTURING TRANSACTION LAUNCHED

HOUSTON (November 7, 2016) — Dynegy Inc. (Dynegy) (NYSE: DYN) and Illinois Power Generating Company (Genco), an indirect, wholly owned subsidiary of Dynegy, launched a restructuring transaction today with respect to Genco’s outstanding indebtedness (the Restructuring), consisting of either (a) an out-of-court offer to exchange (the Exchange Offer) Genco’s outstanding 7.00% Senior Notes, Series H, due 2018, 6.30% Senior Notes, Series I, due 2020 and 7.95% Senior Notes, Series F, due 2032 (collectively, the Genco Notes) for up to (i) $210.0 million aggregate principal amount of new 7-year Senior Notes of Dynegy (the Dynegy Notes), (ii) 10 million new warrants of Dynegy (the Dynegy Warrants and, together with the Dynegy Notes, the Dynegy Securities) and (iii) $130.0 million in cash (subject to reductions for interest payments, the Cash Consideration and, together with the Dynegy Securities, the Exchange Consideration) and solicitation of consents (Indenture Consents) on behalf of Genco to proposed amendments to the indenture governing the Genco Notes (the Indenture Consent Solicitation) or (b) in the event that the conditions to the Exchange Offer are not satisfied or waived, an in-court restructuring of Genco pursuant to a prepackaged plan of reorganization of Genco (the Plan), the votes for which are being solicited concurrently with the Exchange Offer (the Plan Solicitation).

The Restructuring reflects the terms of a restructuring support agreement (the Support Agreement) among Dynegy, Genco, certain of their affiliates and Eligible Holders (as defined below) of 69.9% in aggregate principal amount of the outstanding Genco Notes (the Supporting Noteholders). Pursuant to the Support Agreement, the Supporting Noteholders have agreed, subject to the terms and conditions contained therein, among other things, to (1) support and take all actions reasonably necessary to achieve the Restructuring, including by tendering (and not withdrawing) their Genco Notes in the Exchange Offer, consenting in the Indenture Consent Solicitation and voting in favor of the Plan; (2) not support any other plan or restructuring transaction or take any other action that is inconsistent with, or would reasonably be expected to impede, the Restructuring; and (3) not direct the trustee under the indenture governing the Genco Notes to take any action inconsistent with the Supporting Noteholders’ obligations under the Support Agreement. Dynegy and Genco may not modify certain terms of the Exchange Offer, including increasing the Minimum Participation Threshold (as defined below), or the Plan without the consent of some or all of the Supporting Noteholders.

THE EXCHANGE OFFER AND INDENTURE CONSENT SOLICITATION

Pursuant to the Exchange Offer, Eligible Holders of Genco Notes who validly tender and do not validly withdraw their Genco Notes on or prior to 11:59 p.m., New York City time, on December 6, 2016, unless extended by Dynegy (such time and date, as the same may be extended, the Expiration Date), and whose Genco Notes are accepted by Dynegy, will receive the applicable consideration set forth in the table below.

		Outstanding Principal	Exchange Consideration per $1,000 Principal Amount of Genco Notes
Genco’s Outstanding Notes to be Exchanged	CUSIP No.	Amount (in millions)	Dynegy Notes(1)	Dynegy Warrants(2)	Cash Consideration(3)
7.00% Senior Notes, Series H, due 2018	02360XAL1	$300.0	$254.55	12.12	$124.62
6.30% Senior Notes, Series I, due 2020	02360XAM9	$250.0	$254.55	12.12	$126.04
7.95% Senior Notes, Series F, due 2032	02360XAJ6	$275.0	$254.55	12.12	$115.64

(1)         Interest on the Dynegy Notes issued pursuant to the Exchange Offer will accrue at a rate per annum equal to the lesser of (1) the average of (a) the VWAY (as defined below) on Dynegy’s 5.875% Senior Notes due 2023 for the 15 business days prior to the Applicable Pricing Date (as defined below) and (b) the VWAY on Dynegy’s 7.625% Senior Notes due 2024 for the 15 business days prior to the Applicable Pricing Date  (the 2024 VWAY) or (2) the 2024 VWAY. VWAY means the volume-weighted average yield of the applicable series of notes, calculated based upon (1) the MID yield value for such notes and (2) the total trading volume (for all trades size range) for such notes, in each case, according to the Bloomberg trade history screen for each business day during the 15 business days prior to the Applicable Pricing Date. Applicable Pricing Date means (1) with respect to Dynegy Notes issued pursuant to the Exchange Offer, the date on which the Exchange Offer is commenced and (2) with respect to Dynegy Notes issued pursuant to the Plan, the effective date of the Plan. Accordingly, if the Dynegy Notes are issued pursuant to the Exchange Offer, the interest rate on the Dynegy Notes will be 8.48% per annum and, if the Dynegy Notes are issued pursuant to the Plan, the interest rate on the Dynegy Notes will be determined according to such calculation on the effective date of the Plan.

(2)         Each of the Dynegy Warrants will be exercisable for one share of Dynegy’s common stock at an exercise price of $35.00 per share. The Dynegy Warrants will be exercisable in a cashless exercise in exchange for Dynegy’s common stock, subject to adjustment based upon the market price of Dynegy’s common stock.

(3)         The Cash Consideration for each series of Genco Notes consists of $114.32 per $1,000 principal amount, plus accrued and unpaid interest on such notes through, but excluding, December 7, 2016, which is the earliest potential settlement date for the Exchange Offer.  No additional amounts will be paid in the Exchange Offer with respect to accrued and unpaid interest on the Genco Notes whether or not the Exchange Offer is extended or the settlement date is later than December 7, 2016. However, Genco intends to make the interest payment due on December 1, 2016 on the 7.95% Senior Notes, Series F, due 2032. The Cash Consideration is payable by Genco; provided, that if the cash available at Genco upon consummation of the Exchange Offer is insufficient to pay the full amount of the Cash Consideration, Dynegy will provide Genco with the funds necessary to pay the difference.

Completion of the Exchange Offer is subject to the satisfaction or waiver of a number of conditions, including the receipt of valid tenders (that are not validly withdrawn) from Eligible Holders representing 97% or more of the aggregate principal amount of the Genco Notes (the Minimum Participation Threshold).

Execution of the supplemental indenture containing the proposed amendments in the Indenture Consent Solicitation will be subject to certain conditions, including receipt by the relevant trustee of certain legal opinions from counsel to Dynegy. Accordingly, the supplemental indenture may be executed by Genco and such trustee upon or at any time after consummation of the Exchange Offer and the proposed amendments will become operative upon execution of the supplemental indenture. If the proposed amendments become operative, certain restrictive covenants and other provisions of the indenture governing the Genco Notes will be amended or eliminated with respect to any Genco Notes that remain outstanding after consummation of the Exchange Offer.

The Exchange Offer is being made only (i) inside the United States to holders of Genco Notes who are “qualified institutional buyers” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the Securities Act)) or who are “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) in reliance on Section 4(a)(2) of the Securities Act and (ii) outside the United States to holders of Genco Notes who are persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in offshore transactions in reliance upon Regulation S under the Securities Act (such holders, Eligible Holders). The Dynegy Securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

THE PLAN SOLICITATION

The Plan Solicitation is being made to all holders of Genco Notes as of the October 28, 2016 record date (the Voting Record Date). In the event that the Exchange Offer is not consummated for any reason, but holders of Genco Notes voting to accept the Plan constitute a majority in number of the holders of Genco Notes who have voted on the Plan and hold at least 66.7% of the aggregate amount of Noteholder Claims (as defined in the Offering Memorandum and Disclosure Statement) held by holders of Genco Notes voting on the Plan, then, subject to approval by Genco’s board of directors, Genco intends to commence a case under Chapter 11 of the United States Code and pursue confirmation and consummation of the Plan.

If the Chapter 11 case is commenced and Plan becomes effective, (1) holders of Genco Notes who tender their Genco Notes (in a process subsequent to the expiration of the Exchange Offer) and certify that they are Eligible Holders will receive, in exchange for their claim (the principal amount of their Genco Notes plus the accrued interest as of the filing date of the Chapter 11 case), their pro rata share (across all Noteholder Claims) of (i) $100,693,750 of cash consideration, (ii) $210.0 million of Dynegy Notes and (iii) 10 million Dynegy Warrants and (2) holders of Genco Notes who tender their Genco Notes (in a process subsequent to the expiration of the Exchange Offer) and certify that they are not Eligible Holders (Non-Eligible Holders) will receive, in exchange for their claim (the principal amount of their Genco Notes plus accrued and unpaid interest as of the filing date of the Chapter 11 case), an amount in cash equal to (i) their pro rata share (across all Noteholder Claims) of $100,693,750 of cash consideration, plus (ii) the principal amount of Dynegy Notes that such Non-Eligible Holder would receive under the Plan if they were an Eligible Holder plus (iii) their pro rata share (across all Noteholder Claims) of $15,000,000 (representing the estimated value of the Dynegy Warrants that Eligible Holders will receive under the Plan).

PARTICIPATING IN THE EXCHANGE OFFER AND INDENTURE CONSENT SOLICITATION AND VOTING ON THE PLAN

The Exchange Offer and Indenture Consent Solicitation are being made only to Eligible Holders, and the Plan Solicitation is being made to all holders of Genco Notes. The Exchange Offer, the Indenture Consent Solicitation and the Plan Solicitation will expire at the Expiration Date, unless extended by Dynegy. Tenders of Genco Notes in the Exchange Offer may be withdrawn and Indenture Consents and ballots with respect to the Plan may be revoked on or prior to the Expiration Date.

Eligible Holders will not be permitted to consent to the applicable proposed amendments without tendering their Genco Notes in the Exchange Offer, and Eligible Holders will not be permitted to tender their Genco Notes for exchange without consenting to the applicable proposed amendments. Eligible Holders who validly withdraw Genco Notes prior to the Expiration Date will be deemed to have concurrently revoked the related Indenture Consents.

The tender of Genco Notes by an Eligible Holder and the delivery of an agent’s message will, upon consummation of the Exchange Offer, constitute a release and discharge of certain claims the Eligible Holder may have against Dynegy, Genco and certain of their affiliates and other parties. The Plan contains a substantially identical release and discharge of such claims by all holders, which will become effective upon the effectiveness of the Plan.

If the Chapter 11 case is commenced, additional information will be provided to the holders with respect to the procedures that will be required in order to receive Plan distributions. Any holder who fails to follow the required distribution procedures with respect to the applicable Genco Notes on or prior to the 165th day after the effective date of the Plan (or the next business day) will have its Noteholder Claim and its distribution pursuant to the Plan on account of such Noteholder Claim discharged and forfeited and will not receive any distribution under the Plan. Any property in respect of such forfeited Noteholder Claims will revert to Dynegy or Genco, as applicable.

ADDITIONAL INFORMATION

The Exchange Offer, Indenture Consent Solicitation and Plan Solicitation are made only by, and pursuant to, the terms set forth in the Offering Memorandum and Indenture Consent Solicitation Statement and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the Offering Memorandum and Disclosure Statement), and, as applicable, ballots and any supplements thereto. The information in this news release is qualified by reference to such documents.

Dynegy reserves the right to, subject to the Support Agreement and applicable law, terminate, withdraw, amend or extend the Exchange Offer and Indenture Consent Solicitation at any time and for any reason, with notice to the Exchange Agent of such extension and by making public disclosure by press release or other appropriate means of such extension to the extent required by law; provided, however, that pursuant to the Support Agreement, Dynegy has agreed to consult with Genco and the Supporting Noteholders in connection with any extension of the Expiration Date.

Dynegy reserves the right to, subject to the Support Agreement and applicable law, extend the Expiration Date after consultation with Genco and the Supporting Noteholders. In addition, Dynegy and Genco reserve the right to not count any vote that does not comply with the voting procedures.

Dynegy has retained D.F. King & Co., Inc. to serve as the information agent and the exchange agent for the Exchange Offer and the Indenture Consent Solicitation. Requests for documents, including the Offering Memorandum and Disclosure Statement and the accompanying consent and letter of transmittal, may be directed to D.F. King & Co. by telephone at 212.269.5550 (bankers and brokers) or 800.697.6975 (all others) or in writing at 48 Wall Street, 22nd Floor, New York, New York 10005.

Genco has retained Epiq Bankruptcy Solutions, LLC to serve as the voting agent for the Plan Solicitation. Banks and brokers may contact genco@epiqsystems.com to request documents. Voting documents will be sent to beneficial owners as of the Voting Record Date.

This news release shall not constitute a solicitation of consents or votes, an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No recommendation is made as to whether holders of the Genco Notes should participate in the Exchange Offer, Indenture Consent Solicitation or Plan Solicitation.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Dynegy and Genco believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Dynegy and Genco. Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Dynegy and Genco undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Dynegy and Genco to predict all of them; nor can they assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

ABOUT DYNEGY

At Dynegy, we generate more than just power for our customers. We are committed to being a leader in the electricity sector. Throughout the Midwest and Northeast, Dynegy operates power generating facilities capable of producing nearly 25,000 megawatts of electricity—or enough energy to power about 21 million American homes. We’re proud of what we do, but it’s about much more than just output. We’re always striving to generate power safely and responsibly for our wholesale and retail electricity customers who depend on that energy to grow and thrive.

Dynegy Inc. Contacts

Media: David Onufer, 713.767.5800; Analysts: 713.507.6466